As filed with the Securities and Exchange Commission on August 14, 2024.

Registration No. 333- 281189

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lifezone Metals Limited
(Exact name of registrant as specified in its charter)

Isle of Man	1000	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Commerce House, 1 Bowring Road, Ramsey, Isle of Man, IM8 2LQ
Telephone: +44 (0)1624 811 603
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
19 West 44th Street, Suite 200
New York, NY 10036
Telephone: (800) 927-9801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Mark Mandel
Carol Stubblefield
Baker & McKenzie LLP
452 5th Ave
New York, NY 10018
(212) 626-4100

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed by the registrant to make certain technical changes to Part II to the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Subject to the provisions of the Isle Of Man Companies Act, the Amended and Restated Memorandum and Articles of Association of Lifezone Metals provide that Lifezone Metals shall indemnify each of its directors and officers (including former directors and officers) out of its assets, to the fullest extent permissible under the laws of the Isle of Man, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever, which any of those directors or officers may incur as a result of any act or failure to act in carrying out their functions unless that liability arises through their actual fraud or willful default. The Isle Of Man Companies Act permits the indemnification of directors and officers provided that such person acted honestly and in good faith and in what such person believed to be in the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct of such person was unlawful.

Costs and expenses, including reasonable attorneys’ fees, incurred by a director or officer in connection with the defense of any action, suit, proceeding or investigation involving them may be paid by Lifezone Metals in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by final judgment that the director is not entitled to be indemnified by Lifezone Metals in accordance with its Amended and Restated Memorandum and Articles of Association.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Memorandum and Articles of Association of Lifezone Metals is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled.

The directors, on behalf of Lifezone Metals, may purchase and maintain insurance for the benefit of any current or former director or other officer of Lifezone Metals against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Lifezone Metals.

In addition, Lifezone Metals has purchased and intends to maintain standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to Lifezone Metals with respect to payments which may be made by Lifezone Metals to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 9. Exhibits

Exhibit Number	Description
2.1†	Business Combination Agreement, dated December 13, 2022, by and among GoGreen, GoGreen Sponsor 1 LP, Lifezone Metals, Merger Sub, LHL and Keith Liddell, solely in his capacity as the Company Shareholders Representative, and those shareholders of the LHL set forth on the signature pages thereto (incorporated by reference to Annex A to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
2.2†	Plan of Merger, dated July 5, 2023, by and among GoGreen, Merger Sub and Lifezone Metals (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
3.1	Amended and Restated Memorandum of Association and Articles of Association of Lifezone Metals (incorporated by reference to Exhibit 3.1 to Amendment No.1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
4.1	Specimen warrant certificate (included as Exhibit A to Exhibit 4.2).
4.2	Warrant Agreement, between GoGreen and Continental Stock Transfer & Trust Company dated October 20, 2021 (incorporated by reference to Exhibit 4.1 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on October 26, 2021).

4.3**	Assignment, Assumption and Amendment Agreement, dated July 5, 2023, by and among GoGreen, Lifezone Metals and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
5.1**	Opinion of Appleby (Isle of Man) LLC.
5.2**	Opinion of Baker & McKenzie LLP.
10.1	Sponsor Support Agreement, dated December 13, 2022, by and among LHL, GoGreen and GoGreen Sponsor 1 LP (incorporated by reference to Exhibit 10.1 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).
10.2†	Registration Rights Agreement, dated July 6, 2023, by and among Lifezone Metals, GoGreen Sponsor 1 LP, certain equityholders of LHL and GoGreen (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
10.3	Form of Lock-Up Agreement, by and among Lifezone Metals and certain LHL Shareholders (incorporated by reference to Exhibit 10.3 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).
10.4	Form of Lock-Up Agreement, by and among Lifezone Metals and GoGreen Sponsor 1 LP (incorporated by reference to Exhibit 10.2 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).
10.5	Form of Subscription Agreement, entered into among GoGreen, Lifezone Metals and certain institutional subscribers (incorporated by reference to Exhibit 10.4 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).
10.6	Form of Subscription Agreement, entered into among GoGreen, Lifezone Metals and certain individual subscribers (incorporated by reference to Exhibit 10.5 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).
10.7##†	Subscription Agreement, dated December 24, 2021, between BHP and Lifezone Limited (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.8##†	Loan Agreement, dated December 24, 2021, between KNL and BHP (incorporated by reference to Exhibit 10.8 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.9##†	Deed of Cooperation, dated December 24, 2021, as amended, between KNL and BHP (incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.10##†	Subscription Agreement, dated October 14, 2022, between KNL and BHP (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.11##†	Investment Option Agreement, dated October 14, 2022, as amended, among KNL, Lifezone Limited and BHP (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.12##†	Form of Shareholders’ Agreement, among KNL, Lifezone Limited and BHP (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.13†	Framework Agreement, dated January 19, 2021, between KNL and the Government of Tanzania (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.14##†	Kelltech License Agreement, dated April 16, 2014, as amended, between Lifezone Limited, Keith Liddell and Kelltech Limited (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.15##	KTSA License Agreement, dated April 16 2014, as amended, between Kelltech Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.16##	Kellplant License Agreement, dated February 12, 2016, as amended, between Kelltechnology South Africa (RF) Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.17##†	Development, Licensing and Services Agreement, dated October 14, 2022, between Lifezone Limited and KNL (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.18##†	Lifezone Technical Services Agreement, dated June 10, 2020, as amended, between Lifezone Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.19##†	Lifezone Technical Services Agreement, dated October 24, 2021, between Lifezone Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.20##†	PPM Services Agreement, dated November 4, 2021, between Pilanesberg Platinum Mines Proprietary Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.21##†	PPM Support Services Agreement, dated January 20, 2022, between Pilanesberg Platinum Mines Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.22##	Loan Agreement, dated November 9, 2021, between Pilanesberg Platinum Mines Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.23	Loan Agreement, dated March 31, 2022, between the Industrial Development Corporation of South Africa Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.24

Shareholder’s Loan Agreement, dated March 31, 2022, between the Industrial Development Corporation of South Africa Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.25##†	Shareholders Agreement, dated June 24, 2022, by and among certain shareholders of LHL and LHL (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.26##†	Kelltech Shareholders Agreement, dated April 16, 2014, as amended, between Lifezone Limited, Orkid S.a.r.l., Sedibelo Resources Limited (formerly Sedibelo Platinum Mines Limited), Kelltech Limited and Keith Stuart Liddell (incorporated by reference to Exhibit 10.26 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.27##†	Kelltech SA Subscription and Shareholders Agreement, dated February 12, 2016, as amended, between Lifezone Limited, Orkid S.a.r.l, the Industrial Development Corporation of South Africa, Kelltech Limited and KTSA (incorporated by reference to Exhibit 10.27 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.28†	Securities Exchange Agreement relating to Kabanga Nickel Limited, dated June 23, 2022, between Lifezone Limited and various sellers of and optionholders over KNL shares (incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.29†	Securities Exchange Agreement relating to Kabanga Nickel Limited, dated June 24, 2022, between LHL and various sellers of KNL shares (incorporated by reference to Exhibit 10.29 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.30†	Securities Exchange Agreement relating to Lifezone Limited, dated June 24, 2022, between LHL and various sellers of and optionholders over Lifezone Limited shares (incorporated by reference to Exhibit 10.30 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.31†	Securities Exchange Agreement relating to Lifezone Limited, dated June 24, 2022, between LHL and BHP (incorporated by reference to Exhibit 10.31 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
10.32†	Share Sale Agreement, dated July 3, 2023, between Metprotech Pacific Pty Ltd, the persons set out in Schedule 1 thereto as vendors, Simon Walsh, as management vendors representative, The Simulus Group Pty Ltd and Lifezone Limited (incorporated by reference to Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 333-271300) filed with the SEC on July 3, 2023).
10.33††	Lifezone Metals Limited 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
10.34††	Form of Award Agreement under the 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.34 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
10.35††	Form of Award Agreement under the 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).
10.36**	Form of Subscription Agreement Related to Issuance of Unsecured Convertible Debt.
10.37**	Form of Unsecured Convertible Debenture.
21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
23.1**	Consent of Grant Thornton.
23.2	Consent of Appleby (Isle of Man) LLC (included in Exhibit 5.1).
23.3	Consent of Baker & McKenzie LLP (included in Exhibit 5.2).
23.4**	Consent of Sharron Sylvester for Kabanga 2023 Mineral Resource Update Technical Report Summary.
23.5**	Consent of Bernard Peters for Kabanga 2023 Mineral Resource Update Technical Report Summary.
96.1	Kabanga 2023 Mineral Resource Update Technical Report Summary, effective at November 30, 2023, prepared by Sharron Sylvester and Bernard Peters (incorporated by reference to Exhibit 96.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form F-4 (File No. 333-272865) filed with the SEC on December 7, 2023).
107**	Filing Fee Table.

*	Filed herewith.
**	Previously filed
##	Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the Registrant customarily and actually treats as private or confidential.
†	Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
††	Indicates a management contract or compensatory plan.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the s Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)	if the registrant is relying on Rule 430B;

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Erie, Pennsylvania on August 14, 2024.

LIFEZONE METALS LIMITED

By:	/s/ Chris Showalter
Name:	Chris Showalter
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Chris Showalter	Chief Executive Officer, Director	August 14, 2024
Chris Showalter	(Principal Executive Officer)

/s/ Ingo Hofmaier	Chief Financial Officer	August 14, 2024
Ingo Hofmaier	(Principal Financial and Accounting Officer)

*	Director	August 14, 2024
Keith Liddell

*	Director	August 14, 2024
Govind Friedland

*	Director	August 14, 2024
John Dowd

*	Director	August 14, 2024
Robert Edwards

*	Director	August 14, 2024
Jennifer Houghton

*	Director	August 14, 2024
Mwanaidi Maajar

*	Director	August 14, 2024
Beatriz Orrantia

*	Pursuant to power of attorney

By:	/s/ Chris Showalter
Chris Showalter
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lifezone Metals Limited, has signed this registration statement in the United States on August 14, 2024.

/s/ Chris Showalter
Name:	Chris Showalter